    Exhibit 23.2

    TBPELS REGISTERED ENGINEERING FIRM F-1580
    633 17TH STREET SUITE 1700    DENVER, COLORADO 80202    TELEPHONE (303) 339-8110

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
Ryder Scott Company, L.P. hereby consents to the references to its firm in the form and context in which they appear in this Annual Report on Form 10-K filed by BKV Corporation (the “Annual Report”). Ryder Scott Company, L.P. hereby further consents to the use and incorporation by reference of information from its reports regarding those quantities estimated by Ryder Scott of proved reserves of BKV Corporation and its subsidiaries, the future net revenues from those reserves and their present value for the years ended December 31, 2024, 2023 and 2022, and to the inclusion of its summary reports dated December 18, 2024 and January 10, 2025 as exhibits to the Annual Report. We further consent to the incorporation by reference thereof into BKV Corporation’s Registration Statement on Form S-8 (File No. 333-282383, effective September 27, 2024).

    /s/ Ryders Scott Company, L.P.
    RYDER SCOTT COMPANY, L.P.
    TBPELS Firm Registration No. F-1580
Denver, Colorado
March 31, 2025

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